UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Tracy L. Porter as Executive Vice President-CMC Operations

On September 30, 2016, Commercial Metals Company (the “Company”) announced that effective September 30, 2016, Tracy L. Porter will assume the role of Executive Vice President-CMC Operations of the Company. Prior to this promotion, Mr. Porter served as Senior Vice President of the Company and President of the Company’s Americas Division since July 2010. Mr. Porter served as Vice President of the Company and President of the Company’s Americas Division from April 2010 to July 2010. In the 19 years preceding July 2010, Mr. Porter has held various positions within the Company, including General Manager of CMC Steel Arkansas at Magnolia, Arkansas, head of the Company’s Rebar Fabrication Division, and Interim President of CMC Americas Division.

Mr. Porter’s employment agreement (the “Agreement”) with the Company was amended to reflect: (i) the effective date of his new position, (ii) his new title, and (iii) an increase in his minimum annual base salary to $600,000.

A copy of the amendment to the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits is filed or furnished, as applicable, with this Form 8-K.

10.1	Second Amendment to Employment Agreement by and between Tracy L. Porter and Commercial Metals Company dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: October 3, 2016	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Employment Agreement by and between Tracy L. Porter and Commercial Metals Company dated September 30, 2016.